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                                                                     EXHIBIT 7.1


                           KIRKLAND INVESTORS, L.P.
                          777 MAIN STREET, SUITE 2700
                            FORT WORTH, TEXAS 76102


                               October 29, 1996



Kirkland Investment Corporation
and
GSA, Inc.
535 Madison Avenue
New York, New York 10022


             Re: Amendment Agreement dated June 4, 1996 (the "Amendment
                 Agreement"), among Kirkland Investment Corporation ("KIC"), GSA, Inc. ("GSAI") and Kirkland Investors, L.P. ("Investors")
                 -------------------------------------------------------------

Gentlemen:

  Reference is made to the Amendment Agreement, unless otherwise defined in this letter, capitalized terms in this letter have the meanings ascribed to those terms in the Amendment Agreement.

  You have requested that the Sell-Down Date (defined in Paragraph 1(b)) be changed to December 16, 1996. The undersigned is willing to agree to that modification only if Paragraqph 1(b) is further modified by adding at the end thereof the following:

"Notwithstanding the immediately two preceding sentences,

  (i) to the extent that any of the Alliance Securities subject to the Alliance Sell-Down described in such Paragraph 5 of Schedule A (I) have not been sold or
                                           ----------
(II) have not been distributed to KIC and Investors or (III) KIC shall not have otherwise delivered to Alliance all certificates and instruments evidencing such Alliance Securities, accompanied by irrevocable


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Kirkland Investment Corporation,
October 29, 1996
Page 2


written instructions to Alliance to effect such distribution by re-registering such Alliance Securities in the names of KIC and Investors on or prior to the Sell-Down Date (December 16, 1996), then, at KIC's election made by written notification given to Investors on or prior to the Sell-Down Date, either (A) such shares of alliance Commmon Stock and such Alliance Warrants shall be distributed to KIC and Investors in the then-applicable proportions not later than December 31, 1996 or (B) the Sell-Down Date shall be extended until January 15, 1997, the allocation of such shares of Alliance Common Stock between KIC and Investors shall be changed from 30%/70% to 15%/85% and the allocation of such Alliance Warrants shall be changed from 38%/62% to 19%/81%, and he cash received in respect of the Alliance Sell-Down after December 16, 1996 shall be allocated and distributed 1/6 to KIC and 5/6 to Investors;

  (ii) if the Sell-Down Date shall have been extended to January 15, 1997, as provided above, to the extent that any of the Alliance Securities subject to the Alliance Sell-Down described in such Paragraph 5 of Schedule A (I) have not
                                                    ----------
been sold or (II) have not been distributed to KIC and Investors or (III) KIC shall not have otherwise delivered to Alliance all certificates and instruments evidencing such Alliance Securities, accompanied by irrevocable written instructions to Alliance to effect such distribution by re-registering such Alliance Securities in the names of KIC and Investors on or prior to January 15, 1997, then, at KIC's election made by written notification given to Investors on or prior to January 14, 1997, either (A) such shares of Alliance Common Stock and such Alliance Warrants shall be distributed to KIC and Investors in the then-applicable proportions not later than January 29, 1997, or (B) the Sell-Down Date shall be extended until February 17, 1997, the allocation of such shares of Alliance Common Stock between KIC and Investors shall be changed from 15%/85% to 0%/100% and the allocation of such Alliance Warrants shall be changed from 19%/81% to 0%/100%, and the cash received in respect of the Alliance Sell-Down after January 15, 1997, shall be allocated and distributed 100% to Investors;

  (iii) to the extent that any of the Alliance Securities subject to the Alliance Sell-Down described in such Paragraph 5 of Schedule A (I) have not
                                                    ----------
been sold or (II) have not been distributed to KIC and Investors or (III) KIC shall not have otherwise delivered to Alliance all certificates and instruments evidencing such Alliance Securities, accompanied by irrevocable written instructions to Alliance to effect such distribution by re-registering such Alliance Securities in the names of KIC and Investors on or prior to February 17, 1997, all of such shares of Alliance Common Stock and all of such Alliance Warrants shall be distributed to Investors not later than March 3, 1997; and

  (iv) any sale of any Alliance Securities described in such Paragraph 5 of Schedule A shall be considered to have occurred no earlier than the date on
----------
which KIC actually receives the full cash proceeds from such sale. The provisions of the two sentences immediately preceding the preceding sentence shall continue in effect except as explicitly modified by the preceding sentence.


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Kirkland Investment Corporation
October 29, 1996
Page 3

The parties acknowledge and agree that KIC and/or Joel Kirschbaum shall have the right to purchase any Alliance Securities on the terms otherwise provided in the Alliance Sell-Down, in particular that the price to be paid for such Alliance Securities shall not be less than the price paid by KFW to purchase such Securities."

  To indicate your acceptance and agreement with the terms of this letter, execute a copy of this letter and return it to the undersigned not later than 5 p.m., Forth Worth, Texas time, on Tuesday, October 29, 1996, by courier or facsimile transmission. If your execution of this letter is not received by that deadline, the counteroffer made in this letter will lapse and the Amendment Agreement will continue unmodified from June 4, 1996.

  The Amendment Agreement remains in full force and effect, unmodified except as set forth in this letter.


                                   Very truly yours,

                                   Kirkland Investors, L.P.

                                   By: Rainwater, Inc., its general partner

                                       By: /s/ J. Randall Chappel
                                           ----------------------
                                           Name: J. Randall Chappel
                                           Title:

Accepted and Agreed:

Kirkland Investment Corporation     GSA, Inc.


By: /s/ Joel Kirschbaum             By: /s/ Joel Kirschbaum
    -------------------                 --------------------
    Name: Joel Kirschbaum               Name: Joel Kirschbaum
    Title: President                    Title: President


Dated: October 29, 1996